EXHIBIT 99.1

Perceptron Appoints President and CEO David L. Watza to Board of Directors

Succeeds Director Terryll R. Smith Following Dedicated Service as a Board Member

PLYMOUTH, Mich., June 21, 2018 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ:PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced that David L. Watza, President and CEO, was appointed to the Company’s Board of Directors, effective immediately. Mr. Watza succeeds director Terryll R. Smith, who has retired from his position on the Board.

“We are very excited to announce the appointment of Dave Watza to our Board of Directors,” said W. Richard Marz, Chairman of the Board. “I have had the distinct pleasure of working with Dave over the past few years in his roles as both CFO and CEO, and remain confident in his abilities to execute against our long-term growth initiatives. We look forward to further leveraging his vision and leadership in this additional role to lead Perceptron into the future.”

Mr. Watza has been a member of Perceptron’s senior management team since his appointment as Senior Vice President and CFO in October 2015, and continuing through his promotion to President and CEO in November 2016. Mr. Watza possesses more than 25 years of experience in engineered products and manufacturing businesses. He earned his Bachelor of Business Administration at the University of Michigan.

Mr. Watza commented on his appointment, “I am truly honored to serve in this new role as a member of the Board of Directors, and I remain greatly appreciative of the confidence that Rick Marz and Perceptron’s Board members continue to place in me to lead the Company. I firmly believe, along with the Board, that as we continue to execute our strategic plan in the coming years, with the talented and dedicated employees we have, we will provide sustainable growth opportunities for both Perceptron and our stakeholders. It is an exciting time to be at Perceptron, and to guide the Company to the bright future ahead.”

Mr. Marz concluded, “On behalf of the entire Perceptron team, we are extremely grateful for Terry Smith’s years of dedication and service to our company. His depth of knowledge, experience and insights have been a great value to the Board and our senior management. We appreciate his continuous support, and wish him all the best.”

About Perceptron
Perceptron (NASDAQ:PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron’s metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Singapore, Slovakia, Spain and the United Kingdom. For more information, please visit www.perceptron.com.

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Company Contact:
Investor Relations
Perceptron, Inc.
investors@perceptron.com